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                                                                    EXHIBIT 3(b)




                          AMENDED AND RESTATED BYLAWS

                                       OF

                        HOUSTON LIGHTING & POWER COMPANY

                         (Adopted by Resolution of the
                             Board of Directors on
                                 July 2, 1986)


                                   ARTICLE I.

                                 CAPITAL STOCK

                 Section 1. Certificates Representing Shares. The Company shall deliver certificates representing shares to which shareholders are entitled. Such certificates shall be signed by the President or a Vice President and either the Secretary or an Assistant Secretary and shall be sealed with the seal of the Company or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Company with the same effect as if he were such officer at the date of its issuance.

                 Section 2. Shareholders of Record. The Board of Directors of the Company may appoint one or more transfer agents or registrars of any class of stock of the Company. The Company shall be entitled to treat the holder of record of any shares of the Company as the owner thereof for all purposes, and shall not be bound to recognize any equitable or other claim to, or interest in, such shares or any rights deriving from such shares, on the part of any other person, including (but without limitation) a purchaser, assignee or transferee, unless and until such other person becomes the holder of record of such shares, whether or not the Company shall have either actual or constructive notice of the interest of such other person.

                 Section 3. Transfer of Shares. The shares of the Company shall be transferable on the stock certificate books of the Company by the holder of record thereof, or his duly authorized attorney or legal representative, upon surrender for cancellation of the certificate for such shares. All certificates surrendered for transfer shall be cancelled and no new certificate shall be issued until a former certificate or certificates for a like number of shares





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shall have been surrendered and cancelled except that in the case of a lost, destroyed or mutilated certificate, a new certificate may be issued therefor upon such conditions for the protection of the Company and any transfer agent or registrar as the Board of Directors or the Secretary may prescribe.


                                  ARTICLE II.

                            MEETINGS OF SHAREHOLDERS

                 Section 1. Place of Meetings. All meetings of shareholders shall be held at the registered office of the Company, in the City of Houston, Texas, or at such other place within or without the State of Texas as may be designated by the Board of Directors or officer calling the meeting.

                 Section 2. Annual Meeting. The annual meeting of the shareholders shall be held on such date not later than June 30 of each year and at such time as shall be designated from time to time by the Board of Directors. Failure to hold the annual meeting at the designated time shall not work a dissolution of the Company.

                 Section 3. Special Meetings. Special meetings of the shareholders may be called by the President, the Secretary, the Board of Directors, the holders of not less than one-tenth of all of the shares outstanding and entitled to vote at such meeting or such other persons as may be authorized in the Articles of Incorporation.

                 Section 4. Notice of Meeting. Written or printed notice of all meetings stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered to each shareholder of record entitled to vote at such meetings not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary or the officer or person calling the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the Company, with postage thereon prepaid.

                 Section 5. Closing of Transfer Books and Fixing Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, the Board of Directors may either provide that the stock transfer books shall be closed for a stated period of not less than ten nor more than fifty days before the meeting, or it may fix in advance a record date for any such determination of shareholders, such date to be not less than ten days nor more than fifty days prior to the meeting. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, then the date on which the notice of the meeting is mailed shall be the record date for such determination of





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shareholders.  When a determination of shareholders entitled to vote at any meeting of shareholders has been made as herein provided, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of the stock transfer books and the stated period of closing has expired.

                 Section 6. Voting List. The officer or agent having charge of the stock transfer books for shares of the Company shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the Company and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or to vote at any meeting of shareholders. Failure to comply with any requirements of this
Section 6 shall not affect the validity of any action taken at such meeting.

                 Section 7. Voting at Meetings. Except as otherwise provided in the Articles of Incorporation of the Company, each holder of shares of capital stock of the Company entitled to vote shall be entitled to one vote for each share of such stock, either in person or by proxy executed in writing by him or by his duly authorized attorney-in-fact. No proxy shall be valid after eleven months from the date of its execution unless otherwise provided in the proxy. A proxy shall be revocable unless expressly provided therein to be irrevocable and unless otherwise made irrevocable by law. At each election for directors, every holder of shares of the Company entitled to vote shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected, and for whose election he has a right to vote, but in no event shall he be permitted to cumulate his votes for one or more directors.

                 Section 8. Quorum of Shareholders. Except as otherwise provided in the Articles of Incorporation of the Company, the holders of a majority of shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders, but, if a quorum is not represented, a majority in interest of those represented may adjourn the meeting from time to time. Except as otherwise provided by law, the Articles of Incorporation or these Bylaws, the affirmative vote of the holders of a majority of the shares entitled to vote and thus represented at a meeting at which a quorum is present shall be the act of the shareholders' meeting.

                 Section 9. Officers. The President shall preside at, and the Secretary shall keep the records of, each meeting of shareholders. In the absence of either such officer, his duties shall be performed by another officer of the Company appointed at the meeting.





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                                  ARTICLE III.

                                   DIRECTORS

                 Section 1. Number and Tenure. The business and affairs of the Company shall be managed by the Board of Directors. The number of directors that shall constitute the whole Board of Directors shall be fixed by the affirmative vote of a majority of the members at any time constituting the Board of Directors, and such number may be increased or decreased from time to time; provided, however, that no such decrease shall have the effect of shortening the term of any incumbent director. A member of the Board of Directors shall hold office until the next annual meeting of shareholders.

                 No person shall be eligible to serve as a director of the Company subsequent to the annual meeting of shareholders on or immediately following such person's seventieth birthday. The term of any director who is rendered ineligible to serve as a director of the Company by the immediately preceding sentence shall expire at such annual meeting of shareholders.

                 The foregoing notwithstanding, each director shall serve until his successor shall have been duly elected and qualified, unless he shall resign, become disqualified, disabled or shall otherwise be removed.

                 Section 2. Newly Created Directorships and Vacancies. Newly created directorships resulting from any increase in the number of directors may be filled by the affirmative vote of a majority of the directors then in office for a term of office continuing only until the next election of one or more directors by the shareholders entitled to vote thereon; provided, however, that the Board of Directors shall not fill more than two such directorships during the period between two successive annual meetings of shareholders. Any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected to fill any such vacancy shall hold office for the remainder of the full term of the director whose departure from the Board of Directors created the vacancy and until such newly elected director's successor shall have been duly elected and qualified.

                 Section 3. Place of Meetings and Meetings by Telephone. Meetings of the Board of Directors may be held either within or without the State of Texas, at whatever place is specified by the officer calling the meeting. Meetings of the Board of Directors may also be held by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting by means of conference telephone or similar communications equipment shall constitute presence in person at such meeting, except where a director participates in a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting





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is not lawfully called or convened.  In the absence of specific designation by the officer calling the meeting, the meetings shall be held at the registered office of the Company in the City of Houston, Texas.

                 Section 4. Regular Meetings. The Board of Directors shall meet each year immediately following the annual meeting of the shareholders at the place of such meeting, for the transaction of such business as may properly be brought before the meeting. The Board of Directors shall also meet regularly at least each quarter at such time as shall be established by resolution of the Board of Directors. No notice of any kind to either old or new members of the Board of Directors for such annual or regular meetings shall be necessary.

                 Section 5. Special Meetings. Special meetings of the Board of Directors may be held at any time upon the call of the President or the Secretary of the Company or a majority of the directors then in office. Notice shall be sent by mail or telegram to the last known address of the director at least two days before the meeting, or oral notice may be substituted for such written notice if received not later than the day preceding such meeting. Notice of the time, place and purpose of such meeting may be waived in writing before or after such meeting, and shall be equivalent to the giving of notice. Attendance of a director at such meeting shall also constitute a waiver of notice thereof, except where he attends for the announced purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Except as otherwise provided by these Bylaws, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

                 Section 6. Quorum and Voting. Except as otherwise provided by law, the Articles of Incorporation of the Company or these Bylaws, a majority of the number of directors fixed in the manner provided in these Bylaws as from time to time amended shall constitute a quorum for the transaction of business. Except as otherwise provided by law, the Articles of Incorporation of the Company or these Bylaws, the affirmative vote of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. Any regular or special directors' meeting may be adjourned from time to time by those present, whether a quorum is present or not.

                 Section 7. Compensation. Directors shall receive such compensation for their services as shall be determined by the Board of Directors.

                 Section 8. Removal. Any director may be removed, either with or without cause, at any meeting of shareholders by the affirmative vote of a majority of the outstanding shares entitled to vote at elections of directors. The notice calling such meeting shall give express notice of the intention to act upon such matter, and if the notice so provides, the vacancy caused by such removal may be filled at such meeting by vote of a majority of the shares represented at such meeting and entitled to vote for the election of directors.





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                 Section 9.  Executive and Other Committees.  The Board of
Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and two or more other committees, each of which shall be comprised of two or more members and, to the extent provided in such resolution, shall have and may exercise all of the authority of the Board of Directors.


                 Notwithstanding the foregoing paragraph of this Section 9, no such committee shall have the authority of the Board of Directors to:

                          (a) amend the Articles of Incorporation of the Company;

                          (b) amend, alter or repeal the Bylaws of the Company or adopt new Bylaws for the Company;

                          (c) alter or repeal any resolution of the Board of Directors;

                          (d)     approve a plan of merger or consolidation;

                          (e)     take definitive action on any
                 reclassification or exchange of securities, or repurchase by the Company of any of its equity securities;

                          (f) declare a dividend on the capital stock of the Company;

                          (g)     call a special meeting of the shareholders;

                          (h) recommend any proposal to the shareholders for action by the shareholders;

                          (i) fill vacancies in the Board of Directors or any such committee;

                          (j) fill any directorship to be filled by reason of an increase in the number of directors;

                          (k) elect or remove officers or members of any such committee; or

                          (l) fix the compensation of any member of such committee.

                 The designation of any such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law, nor shall such committee function where action of the Board of Directors is required under applicable law. The Board of Directors shall have the power at any time to change the membership of any such committee and to fill vacancies in it. A majority of the members of any such committee shall constitute a quorum. Each such





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committee may elect a chairman and appoint such subcommittees and assistants as it may deem necessary. Except as otherwise provided by the Board of Directors, meetings of any committee shall be conducted in accordance with the provisions of Sections 3 and 5 of this Article III as the same shall from time to time be amended. Any member of any such committee elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Company will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of a member of a committee shall not of itself create contract rights.


                                  ARTICLE IV.

                                    OFFICERS

                 Section 1. Officers. The officers of the Company shall consist of a President, one or more Vice Presidents, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers, including assistant officers and agents, as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person. The officers of the Company shall have such powers and duties as generally pertain to their offices, respectively, as well as such powers and duties as from time to time shall be conferred by the Board of Directors.

                 Section 2. Vacancies. Whenever any vacancies shall occur in any office by death, resignation, increase in the number of offices of the Company, or otherwise, the officer so elected shall hold office until his successor is chosen and qualified. The Board of Directors may at any time remove any officer of the Company, whenever in its judgment the best interests of the Company will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.


                                   ARTICLE V.

                                INDEMNIFICATION

                 Section 1. General. Each person who at any time shall serve, or shall have served, as a director, officer, employee or agent of the Company, or any person who, while a director, officer, employee or agent of the Company, is or was serving at its request as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, shall be entitled to indemnification as, and to the fullest extent, permitted by Article 2.02-1 of the Texas Business Corporation Act or any successor statutory provision, as from time to time amended. The foregoing right of





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indemnification shall not be deemed exclusive of any other rights to which those to be indemnified may be entitled as a matter of law or under any agreement, vote of shareholders or disinterested directors, or other arrangement.

                 Section 2. Insurance. The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in such capacity or arising out of his status as such a person, whether or not the Company would have the power to indemnify him against that liability under this
Article V or the Texas Business Corporation Act.


                                  Article VI.

             CONTRACTS AND TRANSACTIONS WITH DIRECTORS AND OFFICERS

                 Section 1. General Procedures. No contract or transaction between the Company and one or more of its directors or officers, or between the Company and any other corporation, partnership, association or other organization in which one or more of the Company's directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, solely because the director or officer is present at or participates in the meeting of the Company's Board of Directors or committee which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

                          (a) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors constitute less than a quorum; or

                          (b) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or

                          (c) The contract or transaction is fair to the Company as of the time it is authorized, approved or ratified by the Board of Directors, the committee thereof, or the shareholders.





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                 Section 2.  Determination of Quorum.  Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction as provided in Section 1 of this Article VI.



                                  ARTICLE VII.

                            MISCELLANEOUS PROVISIONS

                 Section 1. Offices. The principal office of the Company shall be located in Houston, Texas, unless and until changed by resolution of the Board of Directors. The Company may also have offices at such other places as the Board of Directors may designate from time to time, or as the business of the Company may require. The principal office and registered office may be, but need not be, the same.

                 Section 2. Resignations. Any director or officer may resign at any time. Such resignations shall be made in writing and shall take effect at the time specified therein, or, if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

                 Section 3. Fixing Record Dates for Payment of Dividends and Other Purposes. For the purpose of determining shareholders entitled to receive payment of any dividend or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the Company may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, fifty days. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date to be not more than fifty days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to receive payment of a dividend, then the date on which the resolution of the Board of Directors declaring such dividend is adopted shall be the record date for such determination of shareholders.

                 Section 4. Seal. The seal of the Company shall be circular in form, with the name "HOUSTON LIGHTING & POWER COMPANY."

                 Section 5. Separability. If one or more of the provisions of these Bylaws shall be held to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other provision hereof and these Bylaws shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein.





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                 Section 6.  Amendments.  These Bylaws may be altered or
repealed at any regular meeting of the shareholders or at any special meeting of the shareholders at which a quorum is present or represented, provided notice of the proposed alteration or repeal be contained in the notice of such special meeting, by the affirmative vote of a majority of the shares entitled to vote at such meeting and present or represented thereat, or by the affirmative vote of a majority of the Board of Directors at any regular meeting of the Board of Directors or at any special meeting of the Board of Directors if notice of the proposed alteration or repeal be contained in the notice of such special meeting, except that the directors shall not alter, amend or repeal any bylaw adopted by the shareholders or enact any bylaw in conflict with a bylaw adopted by the shareholders.





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